Exhibit 10.1
EXCHANGE AND SETTLEMENT AGREEMENT
     EXCHANGE AND SETTLEMENT AGREEMENT, dated December 27, 2007 (this “Agreement”), is among LCC International, Inc., a Delaware corporation (the “Company”), and the Investors listed on the signature pages hereto (collectively, the “Investors”).
W I T N E S S E T H:
     WHEREAS, the Company entered into a Purchase Agreement, dated as of April 19, 2007 (the “Purchase Agreement”), with the Investors party thereto pursuant to which, among other things, the Company issued an aggregate of 5.1 million shares (the “Old Shares”) of the Company’s Class A Common Stock, par value $0.01 per share (the “Common Stock”); and
     WHEREAS, in connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement, dated as of April 19, 2007 (the “Registration Rights Agreement”), pursuant to which, among other things, the Company agreed to register the Old Shares with the Securities and Exchange Commission (the “SEC”) for resale pursuant to the Securities Act of 1933, as amended; and
     WHEREAS, as of the date hereof, the Company has not registered the Old Shares for resale under the Securities Act; and
     WHEREAS, certain disputes have arisen among the Company and the Investors regarding such failure and certain other matters; and
     WHEREAS, the parties hereto believe it is in their respective best interest to settle such disputes as provided herein.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:
     Section 1. Exchange. At the Closing (as defined below), the Company shall exchange each Old Share owned by an Investor for 1.125 shares (“Shares”) of the Company’s Series A Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Preferred Stock”), such Preferred Stock to have the relative rights, preferences and designations set forth in Exhibit A attached hereto (the “Certificate of Designations”). In accordance with the terms of the Certificate of Designations, the Preferred Stock shall be convertible into or otherwise exchangeable for Common Stock of the Company to the extent specified therein.
     Section 2. Registration Rights.
     (a) Effective at the Closing, the Registration Rights Agreement shall be amended as follows:
          (i) Section 1 shall be amended to include the following definitions:

               “‘Exchange and Settlement Agreement’ means the Exchange and Settlement Agreement, dated as of December 27, 2007), among the Company and the Investors.”
               “‘Preferred Stock’ means the Series A Convertible Redeemable Preferred Stock, par value $0.01 per share, issued pursuant to the terms of the Exchange and Settlement Agreement.”
          (ii) The definition of “Shares” shall be amended to read as follows:
               “‘Shares’ shall mean the shares of Common Stock then issuable (without satisfaction of any conditions to issuance) pursuant to the conversion of the Preferred Stock or otherwise issued in respect of the Preferred Stock or any security issued in respect of the Preferred Stock.”
          (iii) The first sentence of Section 2(a)(i) shall be amended to read as follows:
               “The Company shall prepare and file with the SEC a Registration Statement covering all shares of Common Stock then constituting Registrable Securities for a secondary or resale offering made on a continuous basis pursuant to Rule 415 promptly after the date (“SEC Report Compliance Date”) that the Company becomes fully current in its obligations with respect to filings with the SEC, including its 2006
Form 10-K, its 2006 Form 10-Qs and the reports on Form 8-K (and amendments thereto) required to include financial statements and pro formas for the division of Wireless Facilities, Inc. (WFI) purchased by the Company in June 2007. The Company agrees to continue to use reasonable best efforts to become fully current in its filing obligations, provided that the Parties agree that the Company shall not be liable to the Investors for any delays with respect to such filings. In the event that additional shares of Common Stock constitute Registrable Securities after such registration statement is filed, the Company shall either amend such Registration Statement on a pre-effective basis, or if it has already become effective, shall prepare and file with the SEC one or more additional Registration Statements covering such additional shares of Common Stock for a secondary or resale offering made on a continuous basis pursuant to Rule 415.”
          (iv) Section 2(a)(iii) shall be deleted in its entirety.
          (v) Section 2(c) shall be amended to read in its entirety as follows:
               “The Company shall use reasonable best efforts to have the Registration Statement (and any subsequent Registration Statements) declared effective as promptly as practicable after the filing of the Registration Statement, provided that the Parties agree that the Company shall not be liable to the Investors for any delays with respect to such effectiveness. Without limiting the generality of the foregoing, the Company shall respond to any SEC comments on the Registration Statement within 15 business days of the Company’s receipt thereof. The Company shall notify the Investors by facsimile or e-mail within one business day after the Company has been advised that the Registration Statement has been declared effective and shall simultaneously provide the Investors with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.”

          (vi) All instances of non-compliance with Section 3(o) and 3(p)(ii) occurring prior to the SEC Reports Compliance Date resulting from the Company not being fully current in its obligations with respect to filings with the SEC are hereby waived.
     (b) Except as expressly modified hereby, the Registration Rights Agreement shall remain in full force and effect.
     (c) In the event that the Company determines to file any registration statement for an offering of its equity securities on its own behalf or on behalf of one or more selling stockholders (other than a registration statement filed on Form S-4, Form S-8 or on Form S-3, in the case of a dividend reinvestment plan), the Company shall include the Registrable Securities in such registration statement (a “Piggy-back Registration Statement”) unless the Registrable Securities have been included in a Registration Statement pursuant to the terms of this Agreement and the Company is using commercially reasonable efforts to cause such Registration Statement effective. Subject to the rights of any third parties, the Company shall have right to determine in its sole discretion whether to withdraw or seek the effectiveness of any Piggy-back Registration Statement.
     Section 3. Releases. Effective as of the Closing Date, each of the Investors, on their own behalf and on behalf of their respective partners, stockholders, members, managers, investment advisers, directors, officers, employees, agents and representatives, and any and all persons or entities claiming by or through any of them (the “Investor Parties”), hereby release and forever discharge the Company and its affiliates, parents, subsidiaries, predecessors, successors, assigns, legal representatives (collectively, the “Company Released Persons”) of and from any and all manner of actions, causes of action, suits, account reckonings, covenants, agreements, damages, judgments, claims and demands whatsoever, at law or in equity, whether known or unknown, contingent or matured, and whether currently existing or hereafter arising, which the Investor Parties ever had, now have or may hereafter have (collectively, “Claims”) against the Company Released Persons arising on or prior to the Closing Date, other than any Claims arising as a result of any failure by the Company to comply with this Agreement. This release shall include, without limitation, any and all Claims (i) to the extent arising from failures of the Company to file registration statements or other filings with the SEC in a timely manner prior to the SEC Reports Compliance Date, or (ii) relating to the acquisition of the Old Shares by the Investors to the extent arising from violations of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder by any Company Released Person, whether or not known to the Investor Parties on the date hereof not based on the public filings of the Company. This release shall not cover any Claims any of the Investor Parties may have against any of the Company Released Persons (x) under this Agreement or (y) arising from any violations of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder by any Company Released Person, to the extent not covered by clause (ii) of the immediately preceding sentence. None of the Investor Parties shall institute any action, claim or complaint of whatever kind or nature in any federal, state or local court or other governmental agency or administrative tribunal relating to any Claim which has been released hereby or any contract, agreement, understanding or arrangement that has been canceled hereby.

     Section 4. Company Representations. The Company hereby represents and warrants to each of the Investors as follows:
     (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been duly authorized by all requisite corporate action; provided, however, that the Company makes no representation regarding the receipt of any approvals of stockholders which are contemplated by the Certificate of Designations (including for conversion of shares beyond permitted limits). This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.
     (b) Neither the execution and delivery of this Agreement by the Company nor the performance by the Company of its obligations hereunder and thereunder will (i) contravene any provision contained in the Amended and Restated Certificate of Incorporation or Bylaws of the Company, (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any material contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any governmental authority, in each case to which the Company is a party or by which the Company is bound or to which any of its assets or properties are subject, (iii) result in the creation or imposition of any material lien, claim, charge, mortgage, pledge, security interest, equity, restriction or other encumbrance (collectively, “Encumbrances”) on any of the assets or properties of the Company or any subsidiary, or (iv) result in the acceleration of, or permit any person to accelerate or declare due and payable prior to its stated maturity, any obligation of the Company or any subsidiary; provided, however, that the Company makes no representation regarding the receipt of any approvals of stockholders which are contemplated by the Certificate of Designations (including for conversion of shares beyond permitted limits).
     (c) No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby by the Company, except for customary post-closing filings required pursuant to applicable securities laws which will be made in the ordinary course and expect that under Nasdaq rules approvals of stockholders will be required for certain matters as contemplated under the Certificate of Designations (including for conversion of shares beyond permitted limits).
     (d) The Shares have been duly and validly authorized and, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all Encumbrances (other than those created by the Investors) and will be entitled to the relative rights, powers and preferences set forth in the Certificate of Designations. The PIK Shares have been duly and validly authorized and, when issued pursuant to the Certificate of Designations, will be validly issued, fully paid and nonassessable, and shall be free and clear of all Encumbrances (other than those created by the Investors). The Common Stock issuable upon the due conversion or other exchange in accordance with the Certificate of Designations, will, when issued, be validly issued, fully paid and nonassessable, and shall be free and clear of all Encumbrances (other than those created by the Investors).
     Section 5. Investor Representations. Each of the Investors hereby, severally and not jointly, represents and warrants to the Company (as to itself only) as follows:
     (a) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been duly authorized by all requisite corporate, partnership or limited liability company action, as applicable. This Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding agreement, enforceable against it in accordance with its terms.
     (b) Neither the execution and delivery of this Agreement nor the performance by it of its obligations hereunder and thereunder will (i) contravene any provision contained in its organizational documents, (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any material contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any governmental authority, in each case to which it is a party or by which it is bound or to which any of its assets or properties are subject, or (iii) result in the creation or imposition of any material Encumbrances on the Old Shares held by it.
     (c) No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby or thereby by it.
     (d) It is the legal owner of the Old Shares listed on the signature pages hereto as owed by it, free and clear of all Encumbrances except those created pursuant to the Purchase Agreement and the Registration Rights Agreement and those imposed generally by applicable securities laws. There are no voting trust arrangements, shareholder agreements or other agreements granting any option, warrant, proxy or right of first refusal with respect to the Old Shares held by it to any person or entity. It has the absolute and unrestricted right, power and capacity to sell the Old Shares as contemplated hereby free and clear of any Encumbrances (except for restrictions imposed generally by applicable securities laws).
     (e) Its representations and warranties contained in Article 5 of the Purchase Agreement (which related to the Old Shares) are also true and correct in all material respects as of the date hereof with respect to the Shares, the PIK Shares and any Common Stock issuable upon conversion of the Shares or PIK Shares.
     Section 6. Conditions to Closing; Termination.
     (a) The obligations of each of the Investors hereunder are subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by it (as to itself only):

          (i) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.
          (ii) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, all of which shall be in full force and effect; provided, however, that this condition shall not require the receipt of any approvals of stockholders which may be contemplated by the Certificate of Designations (including for conversion of shares beyond permitted limits).
          (iii) The Certificate of Designations shall have been filed with the Secretary of State of Delaware and shall have become effective.
          (iv) The Company shall have delivered to each Investor one or more certificates representing the Shares acquired by such Investor hereunder, registered in such names as the Investor may have requested.
          (v) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.
          (vi) No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.
     (b) The obligations of the Company hereunder are subject to the fulfillment to the Company’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by it:
          (i) The representations and warranties made by the Investors in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.
          (ii) The Investors shall have delivered to the Company the certificates representing the Old Shares, in each case accompanied by such executed stock powers or other transfer instruments reasonably requested by the Company.
     (c) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:
          (i) Upon the mutual written consent of the Company and the Investors;
          (ii) By the Company if any of the conditions set forth in Section 6(b) shall have become incapable of fulfillment, and shall not have been waived by the Company;
          (iii) By an Investor (with respect to itself only) if any of the conditions set forth in Section 6(a) shall have become incapable of fulfillment, and shall not have been waived by the Investor; or
          (iv) By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to December 31, 2007;
provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.
     (d) In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6, written notice thereof shall forthwith be given to the other Investors and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.
     Section 7. Closing. The Closing shall take place at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020, no later than the second Business Day after the conditions to Closing set forth herein have been satisfied or waived, to the extent permitted by applicable law, or at such other location and on such other date as the Company and the Investors shall mutually agree. As used herein, “Business Day” means a day, other than a Saturday, Sunday or legal holiday, on which commercial banks in New York City are open for the general transaction of business.
     Section 8. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event that at any time hereafter any further action is necessary to carry out the purposes of this Agreement, the parties hereto shall take all such action without any further consideration therefor.
     Section 9. Equitable Remedies. Each of the parties hereto acknowledges that the other parties hereto would suffer immediate and irreparable harm for which an adequate remedy would not be available at law as a result of any breach of this Agreement. Accordingly, in the event of any breach, or threatened breach, of the provisions of this Agreement, each party hereto shall be entitled to an order of specific performance or other injunctive relief against the breaching party in addition to any other rights and remedies to which they may be entitled, whether at law or in equity, and each party hereby irrevocably and unconditionally consents to the entry of an order providing such relief in the event of any breach or threatened breach of the terms hereof by such party. No party shall be required to post any bond or other security in connection with any such action for specific performance or other injunctive relief.
     Section 10. Prohibited Transactions. While the Shares are outstanding, and until they have been converted into Common Stock under the Certificate of Designations, no Investor nor any Trading Affiliate (as defined in the Purchase Agreement) of such Investor, shall, and no Investor shall seek to cause any other person or entity to, directly or indirectly, effect or agree to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, borrowed or pre-borrowed any shares of Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”); provided, however, that after the earlier of (i) the six-month anniversary of the SEC Report Compliance Date and (ii) the consummation of a Qualified Financing, the provisions of this Section 10 shall only apply during any period in which the Company has advised the Investors that the Company is actively seeking to complete a Qualified Financing. The Investors covenant, represent and agree that they will comply with all provisions of the federal securities laws regarding avoiding manipulation and trading on non-public information as they relate to the Shares, particularly until the Shares have been converted into Common Stock under the Certificate of Designations.
     Section 11. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other parties hereto. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     Section 12. Counterparts; Faxes; Titles and Subtitles. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     Section 13 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

LCC International, Inc.
7900 West Park Drive, Suite 315-A
Mclean, Virginia 22101
Attention: General Counsel
Tel: (703) 873-2000
Fax: (703) 873-2100

With a copy to:

Hogan & Hartson L.L.P.
555 Thirteenth St. N.W.
Washington, D.C. 2004
Attention: Steven M. Kaufman
Tel: (202) 637-5736
Fax: (202) 637-5910

If to the Investors:
to the addresses set forth on the signature pages hereto.
     Section 14. Expenses. The parties hereto shall pay their own costs and expenses in connection herewith except that the Company shall pay the reasonable fees and expenses of Lowenstein Sandler PC not to exceed $35,000. Such expenses shall be paid not later than the Closing. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys’ fees and disbursements for one counsel on behalf of the Investors, in connection with any amendment, modification or waiver of this Agreement requested by the Company. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.
     Section 15. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors.
     Section 16. Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except that the Company may issue a press release describing the terms of this Agreement; provided that Lowenstein Sandler PC shall have the right to comment on such release prior to its publication. Notwithstanding the foregoing, the Investors acknowledge that the Company shall be permitted to file a Current Report on Form 8-K to report the transactions contemplated by the Agreement if the Company determines that such filing is necessary or advisable to comply with its reporting obligations under applicable securities laws.
     Section 17. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.
     Section 18. Entire Agreement. This Agreement, including the Exhibits, constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
     Section 19. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
     Section 20. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. Nothing contained herein, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection herewith and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Company or enforcing its rights hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.
     Section 21. No Strict Construction. Each of the parties hereto acknowledge that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against any party.
[signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

LCC INTERNATIONAL, INC.

By:	/s/ Louis Salamone Jr.
Name:	Louis Salamone Jr.
Title:	Executive Vice President & CFO

[Investors]

POTOMAC CAPITAL PARTNERS LP

/s/ Kenneth Berkow

Kenneth Berkow, CFO
Date: December 26, 2007

POTOMAC CAPITAL INTERNATIONAL LTD.

/s/ Kenneth Berkow

Kenneth Berkow, CFO
Date: December 26, 2007

PLEIADES INVESTMENT PARTNERS-R LP

/s/ Kenneth Berkow

Kenneth Berkow, CFO
Date: December 26, 2007

RILEY INVESTMENT PARTNERS MASTER FUND, L.P.
By: Riley Investment Management LLC,
Its General Partner

By:	/s/ Bryant Riley

Name:	Bryant Riley
Title:	G.P.
GPC LXII, LLC
By: Riley Investment Management LLC,
As attorney in fact

By:	/s/ Bryant Riley
Name:	Bryant Riley
Title:	G.P.

Investor:	LLOYD I. MILLER, III

/s/ Lloyd I. Miller, III

Name: Lloyd I. Miller, III

Investor:	MILFAM II L.P.

By: Milfam LLC
Its General Partner

	By:	/s/ Lloyd I. Miller III
Name: Lloyd I. Miller, III
Title: Manager

Investor:	TRUST A-4 — LLOYD I. MILLER

	By:	PNC Bank National Association as Trustee

	By:	/s/ Lloyd I. Miller III
Name: Lloyd I. Miller, III
Title: Investment Advisor to Trustee

Investor:	SRB GREENWAY CAPITAL, L.P.

By: SRB Management, L.P., General Partner

By: BC Advisors, L.L.C., General Partner

	By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Member

Old Shares: 119,000 Address for Notice:

300 Crescent Court, Suíte 1111
Dallas, TX 75201

with a copy to:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, NJ 07068
Attn: John D. Hogoboom, Esq.
Telephone: 973.597.2500
Facsimile: 973.597.2400

SRB Greenway Capital (QP), L.P.

By: SRB Management, L.P., General Partner

By: BC Advisors, L.L.C., General Partner

	By:	/s/ Steven R. Becker
	Name:	Steven R. Becker
	Title:	Member

Old Shares: 1,031,100

Address for Notice:
300 Crescent Court, Suíte 1111
Dallas, TX 75201

with a copy to:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, NJ 07068
Attn: John D. Hogoboom, Esq.
Telephone: 973.597.2500
Facsimile: 973.597.2400

SRB Greenway Offshore Operating Fund, L.P.

By: SRB Management, L.P., General Partner

By: BC Advisors, L.L.C., General Partner

	By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Member

Old Shares: 43,930

Address for Notice:
300 Crescent Court, Suíte 1111
Dallas, TX 75201

with a copy to:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, NJ 07068
Attn: John D. Hogoboom, Esq.
Telephone: 973.597.2500
Facsimile: 973.597.2400

Aurarian Capital Partners II and Aurarian Offshore, LTD.

By:	/s/ Marc Tauber
Name:	Marc Tauber
Title:	COO

Alchemy Ventures, Inc.
By:	/s/ Mark Rogers
Mark Rogers
President & CEO